UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 605-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below under Item 3.02 and under Item 1.02 is hereby incorporated by reference into this Item 1.01.

Settlement Term Sheet and Settlement Agreement

On May 3, 2017, Immunomedics, Inc., a Delaware corporation (the “Company”) entered into a binding settlement term sheet (the “Term Sheet”) by and among the Company, venBio Select Advisor LLC, a Delaware limited liability company (“venBio”), Dr. David M. Goldenberg, a director of the Company and the Company’s Chief Scientific Officer and Chief Patent Officer (“Goldenberg”), Ms. Cynthia L. Sullivan, a director of the Company and the Company’s President and Chief Executive Officer (“Sullivan”), and Mr. Brian A. Markison, a director of the Company (“Markison”, together with venBio, Goldenberg, Sullivan and the Company, the “Parties”) in order to resolve certain legal actions among the Parties, as described below. The Parties also agreed to cooperate and use their best efforts to reduce the Term Sheet to a definitive settlement agreement (the “Settlement Agreement”) and, to the extent necessary, obtain the approval of the Court of Chancery of the State of Delaware (the “Court of Chancery”).

Resolution of Litigation

Pursuant to the Term Sheet, the Parties submitted a stipulation and proposed order to the Court of Chancery lifting the Status Quo Order (as defined in Item 8.01 hereof) and confirming that the Status Quo Board (as defined in Item 8.01 hereof) is the lawful board of directors of the Company (provided however, if the 225 Action is not dismissed, the Parties will be restored to their positions in the 225 Action as of immediately prior to the execution of the Term Sheet).  The Court of Chancery entered the proposed order on the afternoon of May 4, 2017.  Pursuant to the Term Sheet, the Parties also agreed to submit a stipulation and proposed order to the Court of Chancery staying the venBio Action (as defined in Item 8.01 hereof)  and removing the trial dates from the calendar of the Court of Chancery.

The Company has further agreed to reimburse venBio for reasonable fees and expenses it incurred in connection with the proxy contest between venBio and the Company, the venBio Action, the 225 Action (as defined in Item 8.01 hereof) and the Federal Action (as defined in Item 8.01 hereof and, together with the venBio Action and the 225 Action, the “Actions”), and Goldenberg and Sullivan have agreed to not object to such reimbursement.

The Parties have agreed, immediately upon execution of the Settlement Agreement, to submit stipulations and proposed orders dismissing with prejudice both the 225 Action and the Federal Action. The Settlement Agreement will include (i) a mutual release of all claims that were or could have been asserted in the Federal Action or in the 225 Action and (ii) a comprehensive release of all direct and derivative claims that have been or could be asserted by or on behalf of (a) venBio or the Company, whether known or unknown, against Goldenberg, Sullivan and Markison and their affiliates and related persons, and (b) Goldenberg, Sullivan or Markison, whether known or unknown, against venBio or the Company and their affiliates and related persons, in both cases in connection with the claims alleged in the venBio Action, the Financing (as defined in Item 3.02 hereof), the settlement of the venBio Action, the Licensing Transaction (as defined in Item 1.02 hereof) and the Termination Agreement (both terms as defined in Item 1.02 hereof). The settlement of claims against Goldenberg, Sullivan and Markison in the venBio Action will be subject to approval of the Court of Chancery.  venBio and the Company have agreed to stay the venBio Action and submit the claims asserted against the remaining individual defendants (former directors Robert Forrester, Jason Aryeh, Geoff Cox and Bob Oliver) and Greenhill to non-binding mediation.  As part of the Termination Agreement, which is subject to the approval of the Court of Chancery, venBio will release Seattle Genetics from any claims in the venBio Action.

Financing and Termination of Seattle Genetics Transaction

Pursuant to the Term Sheet, Goldenberg and Sullivan have or will (i) vote to support the Financing, (ii) vote to terminate the Licensing Transaction pursuant to the terms of the Termination Agreement, (iii) vote to approve the Charter Amendment (as defined in Item 3.02 hereof), (iv) approve the submission of a stipulation in the 225 Action to permit the board of directors of the Company (the “Board”) to consummate and enter into both the Financing and the Termination Agreement, and (v) agree to not sell any shares of the Company (with certain exceptions) until the date which is the earlier of July 31, 2017 or the date on which the Charter Amendment is approved and the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable upon conversion of the Preferred Shares (as defined in Item 3.02 hereof) are registered and issued.

Indemnification

The Term Sheet provides that the Company will, to the extent not covered by the Company’s insurance policies, (i) indemnify Goldenberg, Sullivan and Markison from attorneys’ fees and expenses or other losses in connection with the Actions, and (ii) reimburse and indemnify Goldenberg and Sullivan for legal fees for actions taken with respect to the Actions and negotiation of the Settlement Agreement.  The Term Sheet provides that the indemnification agreements entered into between the Company and each of Goldenberg, Sullivan and Markison on or about February 9, 2017 shall be terminated and not apply to acts, transactions, legal fees or expenses incurred after approval of the Settlement Agreement by the Court of Chancery.

Intellectual Property Assignments

The Settlement Agreement shall provide that Goldenberg and Sullivan will assign global intellectual property rights, other than those subject to existing agreements with the Company and Goldenberg’s patent and related intellectual property relating to cyber space medicine, to the Company, and perform all acts reasonably requested by the Company to perfect title in and to all such assigned intellectual property.

Sullivan Resignation

Upon execution of the contemplated Settlement Agreement, Sullivan has agreed to resign from all director, officer and other positions of the Company and any of its affiliates, effective as of the date of the Settlement Agreement.  The Settlement Agreement will provide that Sullivan will abide by all post-termination covenants and obligations contemplated by her employment agreement with the Company (the “Sullivan Agreement”).    In exchange for a release of claims as required by the Sullivan Agreement and subject to compliance with the terms of the Settlement Agreement, Sullivan will be entitled to (i) termination payments in accordance with the Sullivan Agreement for a termination without Good Cause after a Change in Control, (ii) accelerated vesting or extension of the exercise period for equity awards already earned, pursuant to the Sullivan Agreement, and (iii) COBRA payments.  The foregoing cash payments accumulate to approximately $3.4 million (a portion of which remain in dispute).

Goldenberg Resignation

Upon execution of the Settlement Agreement, Goldenberg will remain a director of the Company, but has agreed to resign from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary), effective as of the date of the Settlement Agreement.  The Settlement Agreement will provide that Goldenberg will abide by all post-termination covenants and obligations contemplated by his employment agreement with the Company (the “Goldenberg Agreement”).    In exchange for a release of claims as required by the Goldenberg Agreement and subject to compliance with the terms of the Settlement Agreement, Goldenberg will be entitled to (i) termination payments in accordance with the Goldenberg Agreement for a termination without Good Cause after a Change in Control, (ii) accelerated vesting or extension of exercise period for equity awards already earned, pursuant to the Goldenberg Agreement, (iii) COBRA payments, (iv) royalties or payment in accordance with existing agreements. The foregoing cash payments accumulate to approximately $3.6 million (a portion of which remain in dispute).

Arbitration of Disputed Matters

The Parties have agreed to arbitrate disputes relating to Goldenberg’s claimed entitlement to certain equity awards and severance payments, and Goldenberg’s and Sullivan’s claimed rights to certain bonus payments, to the extent the Parties cannot reach agreement on such issues before execution of the Settlement Agreement. The Company has agreed to pay in full the arbitrator in such arbitration as well as reasonable attorneys’ fees and expenses incurred by Goldenberg and/or Sullivan in connection with any such arbitration, up to a cap of $650,000.

The description of the Term Sheet in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the contemplated Settlement Agreement, which is expected to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended June 30, 2017.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed on a current report on Form 8-K filed with the SEC on February 10, 2017, the Company entered into a Licensing and Development Agreement (the “Licensing Agreement’) with Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics”), granting Seattle Genetics a worldwide, exclusive license, including the right to sublicense subject to the terms and conditions of the License Agreement, to develop, manufacture and commercialize sacituzumab govitecan (“IMMU-132”), an antibody-drug conjugate comprising hRS7, SN-38 and the proprietary linker CL-2A, and any second generation antibody-drug conjugates binding to Trop-2 for all human therapeutic uses in all indications (the “Licensing Transaction”). In connection with the Licensing Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as warrant agent for the benefit of Seattle Genetics, entered into a Warrant Agreement, dated as of February 16, 2017, pursuant to which the Company agreed to execute and deliver to, and in favor of, Seattle Genetics, warrants to acquire up to an aggregate of 8,655,804 shares of Common Stock at an initial exercise price of $4.90 per share (the “SGEN Warrant”).

On May 4, 2017, the Company and Seattle Genetics entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Company and Seattle Genetics relinquish their respective rights under the Licensing Agreement.  Pursuant to the terms of the Termination Agreement, the Company and Seattle Genetics also agreed to amend the terms of the SGEN Warrant to amend the expiration date from February 10, 2020 to the later of (i) December 31, 2017, and (ii) the date that is six (6) months following the date on which a sufficient number of shares of Common Stock are authorized and reserved for issuance to permit the full exercise of the SGEN Warrant.

The Termination Agreement constitutes an agreement to terminate the License Agreement and is not in any way an admission of liability or breach by either the Company or Seattle Genetics.  The Termination

Agreement between the Company and Seattle Genetics and the settlement of the venBio lawsuit against Seattle Genetics remain subject to court approval of the dismissal of the venBio Action.  The termination of the Licensing Transaction will be effective as of the date of the court approval.  In the event the court declines to dismiss the venBio Action against Seattle Genetics, or if the effective date of the Termination Agreement does not occur on or before October 1, 2017, any party to the Termination Agreement may terminate the Termination Agreement upon written notice to such other party.

The description of the Termination Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended June 30, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a select group of institutional purchasers, including venBio (the “Purchasers”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Purchasers one million (1,000,000) shares (the “Preferred Shares”) of the Company’s newly-designated Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Convertible Preferred Stock”), at a price of $125 per share for gross proceeds to the Company of $125 million, before deducting fees and expenses (the “Financing”). Each Preferred Share will be convertible, subject to the terms of the Certificate of Designation (as defined below), into 23.10536 shares of Common Stock (or an aggregate of 23,105,360 shares of Common Stock).  The effective purchase price per share of Common Stock (assuming conversion) is $5.41, (the closing price per share of Common Stock as listed on NASDAQ on May 4, 2017).  The Financing is expected to close on or about May 10, 2017, subject to the satisfaction of customary closing conditions.

The Company currently does not have a sufficient number of authorized and unreserved shares of Common Stock to permit the conversion of the Preferred Shares.  Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to seek stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of authorized Common Stock by an aggregate number of shares of Common Stock to enable conversion of all of the Preferred Shares into shares of Common Stock (the “Charter Amendment”), and to continue, as necessary, to seek such stockholder approval until the Charter Amendment receives the requisite stockholder approval.  The Preferred Shares will automatically convert to shares of Common Stock upon stockholder approval of the Charter Amendment and subsequent filing of the Charter Amendment with the Secretary of State of the State of Delaware.  To the extent the Company is unsuccessful in obtaining stockholder approval for the Charter Amendment and the increase in authorized shares of Common Stock has not become effective by August 31, 2017, then a cash dividend shall accrue on each share of Series A-1 Convertible Preferred Stock at a rate per annum equal to 1.00% of the initial purchase price per share of Series A-1 Convertible Preferred Stock, with the rate of accrual to increase by an additional 1.00% for each month following August 31, 2017 during which the Preferred Conversion Event (as defined in the Certificate of Designation) has not occurred.

Included in the Purchase Agreement are provisions which require the Company to register the resale of the Preferred Shares and the Common Stock underlying the Preferred Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days following approval by the Company’s stockholders of the Charter Amendment and the subsequent effectiveness of the Charter Amendment, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days if there is no review by the Securities and Exchange Commission, and within 120 days in the event of such review.

The Preferred Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Purchaser represented that it is an accredited investor and that it is acquiring the Preferred Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the financing towards working capital and general corporate purposes, including the continued development of its lead product candidate, IMMU-132.

Cowen and Company, LLC is acting as the sole placement agent for the Financing.

The description of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended June 30, 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 5.02.

In addition, the Company appointed Michael R. Garone to serve as interim Chief Executive Officer, effective upon the execution and effectiveness of the Settlement Agreement.  Mr. Garone joined the Company as Vice President, Finance and Chief Financial Officer in June 2016.  From August 2007 through June 2016, Mr. Garone was the Chief Financial Officer of Emisphere Technologies, Inc. (“Emisphere”), a commercial stage, specialty pharmaceutical company, where he also served as Corporate Secretary since October 2008 and as Interim Chief Executive Officer from February 2011 until September 2012. Before Emisphere, Mr. Garone served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd.  Prior to that, Mr. Garone served 20 years at AT&T, where he held several positions, including Chief Financial Officer of AT&T Alascom.  Mr. Garone received an MBA from Columbia University and a BA in Mathematics from Colgate University.

There are no family relationships between Mr. Garone and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a result of the leadership transitions set forth in Item 1.01 and Item 5.02 herein, the Board plans on deciding on a permanent CEO and filling out additional leadership positions within the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the private placement described in Item 3.02, the Board approved the Certificate of Designation of Series A-1 Convertible Preferred Stock in the form attached hereto as Exhibit 3.1, which designates One Million (1,000,000) shares as Series A-1 Convertible Preferred Stock. The material terms of the Series A-1 Convertible Preferred Stock are described in Item 3.02 and are incorporated herein by reference. The Company expects to file the Certificate of Designation with the Secretary of State of the State of Delaware prior to the closing of the Financing, on or about May 5, 2017.

Item 7.01 Regulation FD Disclosure.

The Company has made available on its website a slide presentation dated May 2017 that is intended to provide an update on the Company’s business.  The slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Press Release

On May 5, 2017, the Company issued a press release announcing the Financing. The full text of the press release issued in connection with the announcement for the Financing is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Litigation Update

Stockholder Claim in the Court of Chancery of the State of Delaware

On February 13, 2017, venBio commenced an action captioned venBio Select Advisor LLC v. Goldenberg, et al., C.A. No. 2017-0108-VCL (Del. Ch.) (the “venBio Action”), alleging that Company’s Board breached their fiduciary duties when the Board (i) rescheduled the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) from December 14, 2016 to February 16, 2017, and then again to March 3, 2017, and (ii) agreed to the proposed Licensing Transaction with Seattle Genetics. venBio also named Seattle Genetics as a defendant and sought an injunction preventing the Company from closing the licensing transaction with Seattle Genetics.  On March 6, 2017, venBio amended its complaint, adding further allegations, including that the Company’s Board breached their fiduciary duties when the Board amended the Company’s Amended and Restated By-laws (the “By-Laws”) to call for a plurality voting regime for the election of directors instead of majority voting, and providing for mandatory advancement of attorneys’ fees and costs for the Company’s directors and officers.  The Court of Chancery entered a temporary restraining order on March 9, 2017, enjoining the closing of the Licensing Transaction.  venBio amended its complaint a second time on April 19, 2017, this time adding as an additional defendant the Company’s financial advisor on the Licensing Transaction, Greenhill & Co., LLC.  On May 3, 2017, venBio and the Company and individual defendants Goldenberg, Sullivan and Markison (collectively, the “Individual Defendants”) entered into the Term Sheet, which will be memorialized in a settlement agreement (“Settlement Agreement”), pursuant to which, among other things, venBio and the Company will release the Individual Defendants from all claims.  As to all other claims, the Parties stipulated to stay the venBio Action and submit the remaining claims to non-binding mediation.  Once the Parties execute the Settlement Agreement, it will be submitted to the Court of Chancery for approval.   As to all other claims, including those asserted against the remaining individual defendants (former directors Robert Forrester, Jason Aryeh, Geoff Cox and Bob Oliver) and Greenhill, the parties will stipulate to stay the action and venBio and the Company will submit the remaining claims to non-binding mediation.

Lawsuit Against venBio Select Advisor LLC in the U.S. District Court (Delaware)(the “District Court”)

On February 17, 2017, the Company commenced an action captioned Immunomedics, Inc. v. venBio Select Advisor LLC, No. 17-176-LPS (D. Del.) (the “Federal Action”), seeking for the District Court to invalidate the proxies solicited by venBio in furtherance of its contest for the election of directors of the Company.  The Company named as defendants venBio and its then-nominees, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt, and Khalid Islam.  The Company alleged that venBio had conducted its proxy contest and solicited proxies in violation the federal securities laws and regulations, namely by failing timely file a Schedule 13D form indicating venBio’s intent to effectuate change at the Company, publishing early voting results of the Company’s annual election of directors, publishing improper statements about the then-incumbent Board, forming a “group” of like-minded stockholders without publicly disclosing the group, and soliciting proxies without disclosing the solicitations to the SEC.  On February 21, 2017, the Company sought an injunction preventing, among other things, the venBio nominees from benefiting from allegedly illegal shadow proxy contest, including, but not limited to, by asserting any claimed right to take office as a member of the Board until venBio made corrective disclosures and the stockholders were permitted time to consider them.  On March 2, 2017, the District Court denied the Company the requested relief.  On April 6, 2017, the District Court entered a stipulation and order pursuant to which the Company’s claims were voluntarily dismissed without prejudice.  On April 17, 2017, Dr. Goldenberg, the Company’s Chief Scientific Officer and Chief Patent Officer and director, notified the District Court that he may maintain the claims initially brought by the Company. On May 3, 2017, Goldenberg and venBio entered into the Term Sheet pending the Settlement Agreement, pursuant to which, among other things, the Parties have agreed to submit to the District Court a stipulation and proposed order dismissing all claims in the Federal Action with prejudice, including those against the individual defendants (the then-venBio nominees).  The Settlement Agreement will also include a mutual release of claims.

Lawsuit Challenging the Results of the 2016 Election of Directors

On March 3, 2017, six of the seven then-incumbent members of the Company’s Board commenced an action captioned Goldenberg, et al. vs Aghazadeh, et al., C.A. No. 2017-0163-VCL (Del. Ch.) (the “225 Action”), challenging the results of the election of directors at the 2016 Annual Meeting that took place on March 3, 2017, in which all four of venBio’s nominees won seats on the Company’s Board.  The director-plaintiffs named as defendants venBio and its then-nominees, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt, and Khalid Islam.  The incumbent directors alleged the same underlying facts as the Company alleged in its lawsuit against venBio in federal court.  On March 13, 2017, the Court of Chancery entered an order (the “Status Quo Order”) seating all four venBio nominees (with the three incumbent directors who also won election (based on the plurality vote standard), the “Status Quo Board”) and limiting the Company’s Board to actions within the “ordinary course of business,” unless either waived by the parties on a case-by-case basis or ordered by the Court of Chancery.  On March 24, 2017, the defendants, venBio and its four nominees, moved to dismiss the action.  The plaintiffs in the action have opposed this motion to dismiss, which remains pending.  On April 7, 2017, three of the six plaintiffs voluntarily withdrew their claims, leaving Goldenberg, Sullivan and Markison as plaintiffs.  On April 20, 2017, the parties agreed to permit the Status Quo Board to explore a potential financing plan for the Company and negotiate a termination of the Licensing Transaction. On May 3, 2017, the Parties entered into the Term Sheet, pursuant to which, among other things, the Parties agreed to submit to the Court of Chancery a stipulation and proposed order lifting the Status Quo Order .  On May 4, 2017, the Parties submitted that stipulation, which confirmed that the Status Quo Board is the lawful Board of the Company.  Once the Settlement Agreement is executed, the Parties will submit to the Court of Chancery another stipulation and proposed order dismissing the 225 Action with prejudice, including those against the individual defendants (the then-venBio nominees).  The Settlement Agreement will also include a mutual release of all claims.

Regulatory Update

The recently-seated Immunomedics Board of Directors has conducted a review of the strategy of the Company, including a review of the projected timeline for submission of a Biologics License Applications (“BLA”) submission for IMMU-132.  These efforts to date have resulted in an updated timeline for the execution of delivering IMMU-132 to market, as well as the assessment of various deal structures and partnerships towards advancing and maximizing the Company’s full pipeline for metastatic triple negative breast cancer (“mTNBC”) and beyond.  The Company is targeting a BLA for IMMU-132 for approval in mTNBC cancer between late fourth quarter 2017 and first quarter 2018, subject to FDA input on the acceptance of the Company’s chemistry, manufacturing and controls filing plan.

Certain Financial Data

As of March 31, 2017, the Company had approximately $46 million in cash, cash equivalents and marketable securities.

Item 9.01.                                  Financial Statements and Exhibits.

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2017	IMMUNOMEDICS, INC.
	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A-1 Convertible Preferred Stock.

99.1	Investor Presentation, dated May 2017.

99.2	Press Release of Immunomedics, Inc., dated May 5, 2017.